EXHIBIT 1
                           JOINT FILING AGREEMENT

             The undersigned hereby agree to jointly file a statement on Schedule 13D, together with any amendments thereto (collectively, the "Schedule 13Ds"), with the Securities and Exchange Commission pursuant to the requirements of Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended. This Joint Filing Agreement may be signed in counterpart copies.



Dated:  October 4, 2002             ST. CLOUD CAPITAL PARTNERS, LP

                                    By: /s/ Marshall S. Geller
                                    ------------------------------
                                    Name:  Marshall S. Geller
                                    Title: Partner


Dated:  October 4, 2002	            SCGP, LLC

                                    By: /s/ Cary Fitchey
                                    ------------------------------
                                    Name:  Cary Fitchey
                                    Title: Managing Member


Dated:  October 4, 2002	            ST. CLOUD CAPITAL, LLC

                                    By: /s/ Cary Fitchey
                                    ------------------------------
                                    Name:  Cary Fitchey
                                    Title: Managing Member


Dated:  October 4, 2002             MARSHALL S. GELLER

                                    By:  /s/ Marshall S. Geller
                                    ------------------------------
                                    Marshall S. Geller


Dated:  October 4, 2002             CARY FITCHEY

                                    By:  /s/ Cary Fitchey
                                    ------------------------------
                                    Cary Fitchey